FORM 8-K


                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   March 20, 1996





                         COMDIAL CORPORATION

        (Exact name of registrant as specified in its charter)



      DELAWARE                0-9023               94-2443673

 (State or other            (Commission            (IRS Employer
 jurisdiction of            File Number)        Identification No.)
  incorporation)


           P.O. BOX 7266
        1180 SEMINOLE TRAIL
     CHARLOTTESVILLE, VIRGINIA                       22906-7266

 (Address of principal executive                     (Zip Code)
             offices)



 Registrant's telephone number, including area code:  (804) 978-2200




PAGE
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


   KEY VOICE TECHNOLOGIES, INC.

   On March 5, 1996, Comdial Corporation (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Nick Branica and Eoin Heaney (collectively the "KVT Stockholders") pursuant to which the Company purchased from the KVT Stockholders all the issued and outstanding capital stock of Key Voice Technologies, Inc. ("KVT"). KVT, headquartered in Sarasota, Florida, develops and sells voice mail software and related products for business applications. The closing occurred on March 20, 1996. The consideration paid to the KVT Stockholders was determined pursuant to arms-length negotiations and consisted of
(i) $8,528,194 in cash, (ii) a secured subordinated promissory note in the face amount of $7,000,000, payable in five equal annual installments of principal (plus accrued interest) over a five-year period (the "KVT Note"), and (iii) 243,097 shares of the common stock, par value $0.01 per share, of the Company ("Company Common Stock"). The KVT Note is secured by a lien and security interest granted to the KVT Stockholders in certain software and related intellectual property rights of KVT. The cash portion of the purchase price is subject to adjustment based on the change in the balance of certain balance sheet accounts of KVT between February 29, 1996 and March 20, 1996 (such adjustment to be determined by June 30, 1996).

   In addition to the foregoing, the Company agreed to issue to the KVT Stockholders up to 216,088 additional shares of Company Common Stock over three years (the "Contingent Shares"). The total and annual numbers of the Contingent Shares issuable to the KVT
Stockholders is dependent upon KVT's meeting certain post-acquisition annual or cumulative sales targets.

   Funds for the cash portion of the purchase price were provided by Fleet Capital Corporation, the Company's principal lender ("Fleet Capital"), under the terms of a Loan and Security Agreement among the Company, its subsidiaries and Fleet Capital dated as of February 1, 1994, as amended and restated by Consolidated Amendment No. 1 dated as of March 13, 1996 (the "Loan Agreement"). The indebtedness represented by the KVT Note and the payment of principal and interest thereon is subordinated to any indebtedness of the Company for money borrowed from Fleet Capital.

   The description of the transactions contemplated by the Purchase Agreement is qualified entirely by reference to the Purchase
Agreement by and among the Company and the KVT Stockholders which is attached hereto as Exhibit 1 and is incorporated herein by reference.

   AURORA SYSTEMS, INC.

   On February 14, 1996, the Company, Aurora Acquisition
Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), Aurora Systems, Inc., a Delaware corporation ("Aurora"), Paul M. Gasparro ("Gasparro") and Maryann P. Walsh ("Walsh") entered into an Agreement and Plan of Merger (the
"Merger Agreement") pursuant to which, among other things, Sub merged with and into Aurora and Aurora became a wholly-owned subsidiary of the Company (the "Merger"). Aurora, headquartered in Acton, Massachusetts, develops, markets, and supports off-the-shelf software products for the computer-telephone integration market. The effective time of the Merger was March 20, 1996.

   The aggregate consideration paid pursuant to the Merger Agreement to the holders of the outstanding capital stock of Aurora was determined pursuant to arms-length negotiations and consisted of (i) $1,556,116 in cash and (ii) 147,791 shares of
Company Common Stock.   In addition to the foregoing, the Company
paid approximately $345,232 to retire certain existing indebtedness of Aurora. Funds for the cash portion of the purchase price and debt retirement were provided by Fleet Capital under the terms of the Loan Agreement.

   The description of the transactions contemplated by the Merger
Agreement is qualified entirely by reference to the Merger
Agreement by and among the Company, Sub, Aurora, Gasparro and Walsh which is attached hereto as Exhibit 2 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

   (a)   Financial Statements.

   As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item
7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than June 3, 1996.

   (b)   Pro Forma Financial Information.

   As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than June 3, 1996.

   (c)    Exhibits.

          (i)  Stock Purchase Agreement, dated as of March 5,
1996, among Comdial Corporation, Nick Branica, and Eoin Heaney.

          (ii) Agreement and Plan of Merger, dated as of February 14, 1996, among Comdial Corporation, Aurora Acquisition
Corporation, a Delaware corporation and wholly-owned subsidiary of Comdial Corporation, Aurora Systems, Inc., a Delaware corporation, Paul M. Gasparro, and Maryann P. Walsh.

                            SIGNATURES




   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              COMDIAL CORPORATION
                              (Registrant)

                              By:   Wayne R. Wilver
                                     (Signature)

                                    Wayne R. Wilver
                                    Senior Vice President and
                                    Chief Financial Officer



Dated:    March 22, 1996

                         Exhibit Index


   Exhibit


     2.1 Stock Purchase Agreement, dated as of March 5, 1996, among Comdial Corporation, Nick Branica, and Eoin Heaney.

     2.2 Agreement and Plan of Merger, dated as of February 14, 1996, among Comdial Corporation, Aurora Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Comdial Corporation, Aurora Systems, Inc., a Delaware corporation, Paul M. Gasparro, and Maryann P. Walsh.